EXHIBIT 99.1

September 8, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for United Therapeutics Corporation (the Company) and, under the date of February 28, 2003, we reported on the consolidated financial statements of United Therapeutics Corporation and subsidiaries as of and for the years ended December 31, 2002 and 2001. On August 29, 2003, our appointment as principal accountants was terminated. We have read United Therapeutics Corporation’s statements included under Item 4 of its Form 8-K dated August 29, 2003, and we agree with such statements, except that we are not in a position to agree or disagree with the following: (i) the Company’s statements in the first paragraph that it engaged Ernst & Young LLP (E&Y) to serve as its independent public accountants, and that its decision to dismiss KPMG LLP and engage E&Y was made by the Company’s Audit Committee; and (ii) the Company’s statements in the fifth paragraph.

Very truly yours,

KPMG LLP